Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2014	/S/ JEFFREY KATZENBERG
Jeffrey Katzenberg Chief Executive Officer

Date: July 30, 2014	/S/ LEWIS W. COLEMAN
Lewis W. Coleman President, Chief Financial Officer and Acting Chief Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.